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         ALLIANCE LIMITED MATURITY MORTGAGE TRUST, INC.
             (changing its name to Alliance Mortgage
                      Strategy Trust, Inc.)

                      ARTICLES OF AMENDMENT


         Alliance Limited Maturity Mortgage Trust, Inc., a
Maryland corporation having its principal office in the State of Maryland in the City of Baltimore (hereinafter called the "Corporation"), certifies that:

         FIRST: The Articles of Incorporation of the Corporation are hereby amended by striking out Article SECOND and inserting in lieu thereof the following:

              "SECOND: The name of the corporation (hereinafter called the "Corporation") is Alliance Mortgage Strategy
         Trust, Inc."

         SECOND: The amendment of the Articles of Incorporation of the Corporation as set forth above has been duly approved by the sole director. No stock entitled to vote on the matter was outstanding or subscribed for at the time of approval.

         The undersigned Alliance Limited Maturity Mortgage Trust, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its duly authorized officer who acknowledges that these Articles of Amendment are the act of the Corporation, and states that to the best of his knowledge, information and belief all matters and facts set forth therein relating to the authorization and approval of the Articles of Amendment are true in all material respects and that this statement is made under the penalties of perjury.



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         IN WITNESS WHEREOF, these Articles of Amendment have
been executed on behalf of Alliance Limited Maturity Mortgage
Trust, Inc. this     day of April, 1992.

                                  ALLIANCE LIMITED MATURITY
                                   MORTGAGE TRUST, INC.

                                  By:  /s/ David H. Dievler
                                       __________________________
                                       David H. Dievler
                                            President

Attest:



/s/ Edmund P. Bergan, Jr.
__________________________
Edmund P. Bergan, Jr.
Secretary

































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